Exhibit 99.1

TheZenith

PRESS RELEASE

BUSINESS AND FINANCIAL EDITORS	STANLEY R. ZAX
FOR IMMEDIATE RELEASE	Chairman & President

ZENITH ANNOUNCES SECOND QUARTER RESULTS

WOODLAND HILLS, CA, July 31, 2003    ..   .   .   .   .   ..   .   .   .   .   ..   .   .   .   ..   .   .

Zenith National Insurance Corp. (NYSE: ZNT) reported net income of $18.4 million, or $0.97 per share, for the second quarter of 2003 compared to net income of $6.5 million, or $0.34 per share, for the second quarter of 2002.  Net income for the six months ended June 30, 2003 was $30.1 million, or $1.60 per share, compared to net income for the six months ended June 30, 2002 of $9.3 million, or $0.49 per share.

Gross workers’ compensation premiums written increased about 50% and 54% in the three and six months ended June 30, 2003, respectively, compared to the corresponding periods of 2002.  In California, gross workers’ compensation premiums written increased about 73% and 81% in the three and six months ended June 30, 2003, respectively, compared to the corresponding periods of 2002.

The combined ratio for the property-casualty insurance operations was 96.5% for the six months ended June 30, 2003 compared to 103.1% for the six months ended June 30, 2002 and 106.5% for the year ended December 31, 2002.  The combined ratio for the workers’ compensation operations for the six months ended June 30, 2003 was 97.5% compared to 105.2% for the six months ended June 30, 2002 and 108.7% for the year ended December 31, 2002.

Book values per share at June 30, 2003 and December 31, 2002 were $19.10 and $16.89, respectively.

Commenting on the results, Stanley R. Zax, Chairman & President said, “Underwriting income and cash flow continued to improve primarily due to rate increases in our workers’ compensation business and an absence of catastrophes in our reinsurance business.  Net income increased due to realized capital gains in our investment portfolio and the improved underwriting results.  Book value per share increased due to the growth in net income and the increase in the market value of our investment portfolio.

We are encouraged about future workers’ compensation underwriting results as rate increases already implemented will continue to flow through our quarterly financials in increasing amounts that outpace estimated loss cost trends.

We support meaningful legislative solutions to the workers’ compensation affordability crisis in California.  Unfortunately this issue is being deferred until the budget impasse is resolved, and even then it is not predictable what action, if any, will result.  In Florida, our second largest state, meaningful workers’ compensation reform was recently enacted, effective October 1, 2003.”

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements if accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed.  Forward-looking statements include those related to the plans and objectives of management for future operations, future economic performance, or projections of revenues, income, earnings per share, capital expenditures, dividends, capital structure, or other financial items.  Statements containing words such as expect, anticipate, believe, estimate or similar words that are used in this release or in other written or oral information conveyed by or on behalf of Zenith are intended to identify forward-looking statements.  Zenith undertakes no obligation to update such forward-looking statements, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected.  These risks and uncertainties include, but are not limited to, the following: (1) competition; (2) adverse state and federal legislation and regulation; (3) changes in interest rates causing fluctuations of investment income and fair values of investments; (4) changes in the frequency and severity of claims and catastrophes; (5) adequacy of loss reserves; (6) changing environment for controlling medical, legal and rehabilitation costs, as well as fraud and abuse; (7) losses associated with terrorist attacks such as the attack on the World Trade Center on September 11, 2001, and (8) other risks detailed herein and from time to time in Zenith’s other reports and filings with the Securities and Exchange Commission.

(Selected financial data attached)

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share)	2003	2002	2003	2002

TOTAL REVENUES (1)	$211,030	$140,312	$397,717	$273,420

SELECTED INCOME DATA:
Net Investment Income after Tax	9,825	8,543	18,188	16,982

Income from Continuing Operations after Tax (1)	18,400	5,477	30,100	7,388
Income from Discontinued Operations after Tax (1)		1,023		1,912
Net Income	18,400	6,500	30,100	9,300

INCOME FROM CONTINUING OPERATIONS PER COMMON SHARE (1):
Basic	$0.98	$0.29	$1.60	$0.40
Diluted	0.97	0.29	1.60	0.39

NET INCOME PER COMMON SHARE:
Basic	0.98	0.35	1.60	0.50
Diluted (2)	0.97	0.34	1.60	0.49

STOCKHOLDERS’ EQUITY (3):

Stockholders’ Equity			$358,793	$308,871

Stockholders’ Equity per Share:			19.10	16.48

Number of Common Shares:

Outstanding			18,786	18,747
Weighted Average for the Period - Basic	18,778	18,695	18,773	18,647
Weighted Average for the Period - Diluted	18,905	18,979	18,842	18,913

(1) On October 8, 2002, Zenith completed the sale of its home-building business and related real estate assets in Las Vegas, Nevada which was operated by Perma-Bilt.  The results of the real estate business for the three and six months ended June 30, 2002 are presented as discontinued operations.

(2) The computation of fully diluted earnings per share does not include any common shares that would be issued in connection with Zenith National’s 5.75% Convertible Senior Notes due March 30, 2023.

(3) 2002 has been restated to reflect the change in accounting to the equity method for our investment in Advent Capital.

	Six Months Ended June 30,
(In thousands)	2003	2002

REVENUES (1):

Net Premiums Earned (2)	$358,861	$248,804
Net Investment Income	26,933	25,470
Realized Gains (Losses) on Investments (3)	11,923	(854)
Total Revenues	$397,717	$273,420

COMPONENTS OF NET INCOME:

Property-Casualty:
Underwriting Income (Loss)	$12,424	$(7,695)
Net Investment Income	26,933	25,470
Realized Gains (Losses) on Investments (3)	11,923	(854)
Property-Casualty Income	51,280	16,921

Interest Expense	(5,446)	(3,185)
Parent Expenses	(2,939)	(2,317)
Income from Continuing Operations before Tax and before Equity in Earnings of Investee	42,895	11,419
Income Tax Expense	14,941	4,031
Income from Continuing Operations after Tax and before Equity in Earnings of Investee	27,954	7,388
Equity in Earnings of Investee after Tax	2,146
Income from Continuing Operations after Tax (1)	30,100	7,388
Income from Discontinued Operations after Tax (1)		1,912
NET INCOME	$30,100	$9,300

(1) On October 8, 2002, Zenith completed the sale of its home-building business and related real estate assets in Las Vegas, Nevada which was operated by Perma-Bilt.  The results of the real estate business for the six months ended June 30, 2002 are presented as discontinued operations.

(2) Net premiums earned in the six months ended June 30, 2003 and 2002 are net of $36.0  million and $10.0 million, respectively, of ceded premiums earned in connection with a 10% ceded quota share reinsurance agreement effective January 1, 2002 for policies effective on or after January 1, 2002.

(3) Realized gains in the six months ended June 30, 2003 are principally comprised of realized gains on sale of available-for-sale debt securities.  Net realized losses in the six months ended June 30, 2002 are comprised of realized gains from sales of investments offset by $4.3 million before tax ($2.8 million after tax, or $0.15 per share) write down of Zenith’s investment in debt securities of WorldCom, Inc.

(Dollars in thousands)	Six Months Ended June 30,
	2003		2002
PROPERTY-CASUALTY UNDERWRITING:
Gross Premiums Written:
Workers’ Compensation:
California	$247,108	57.7%	$136,586	48.3%
Outside California	146,218	34.2%	118,835	42.0%
Total Workers’ Compensation	393,326	91.9%	255,421	90.3%
Reinsurance	34,832	8.1%	27,289	9.7%
	428,158	100.0%	282,710	100.0%
Net Premiums Written:
Workers’ Compensation:
California	214,466	57.1%	124,117	48.0%
Outside California	126,390	33.6%	107,503	41.5%
Total Workers’ Compensation (1)	340,856	90.7%	231,620	89.5%
Reinsurance	34,850	9.3%	27,169	10.5%
	375,706	100.0%	258,789	100.0%
Net Premiums Earned:
Workers’ Compensation:
California	202,342	56.4%	117,501	47.2%
Outside California	124,544	34.7%	106,909	43.0%
Total Workers’ Compensation (1)	326,886	91.1%	224,410	90.2%
Reinsurance	31,975	8.9%	24,394	9.8%
	358,861	100.0%	248,804	100.0%

Underwriting Income (Loss) before Tax/Combined Ratio
Workers’ Compensation	8,036	97.5%	(11,646)	105.2%
Reinsurance	4,388	86.3%	3,951	83.8%
	12,424	96.5%	(7,695)	103.1%
COMBINED LOSS AND EXPENSE RATIOS:
Workers’ Compensation:
Losses and Loss Adjustment Expenses (2)		71.0%		70.8%
Underwriting and Other Expenses (2)		26.5%		34.4%
Combined Ratio		97.5%		105.2%

Reinsurance:
Loss and Loss Adjustment Expenses		68.7%		63.4%
Underwriting and Other Expenses		17.6%		20.4%
Combined Ratio		86.3%		83.8%

Total:
Loss and Loss Adjustment Expenses (2)		70.8%		70.0%
Underwriting and Other Expenses (2)		25.7%		33.1%
Combined Ratio		96.5%		103.1%

(1) Premiums in 2003 and 2002 are net of $37.5 million and $14.7 million, respectively, of ceded premiums written and $36.0 million and $10.0 million, respectively, of ceded premiums earned in connection with a 10% ceded quota share reinsurance agreement effective January 1, 2002 for policies effective on or after January 1, 2002.

(2)  Certain workers’ compensation operating expenses have been reclassified in prior periods to conform to the current presentation (see Page 8).

	Three Months Ended June 30,
(In thousands)	2003	2002

REVENUES (1):

Net Premiums Earned (2)	$185,457	$127,530
Net Investment Income	14,366	12,808
Realized Gains (Losses) on Investments (3)	11,207	(26)
Total Revenues	$211,030	$140,312

COMPONENTS OF NET INCOME:

Property-Casualty:
Underwriting Income (Loss)	$6,195	$(2,263)
Net Investment Income	14,366	12,808
Realized Gains (Losses) on Investments (3)	11,207	(26)
Property-Casualty Income	31,768	10,519

Interest Expense	(3,465)	(1,086)
Parent Expenses	(1,420)	(1,065)
Income from Continuing Operations before Tax and before Equity in Earnings of Investee	26,883	8,368
Income Tax Expense	9,271	2,891
Income from Continuing Operations after Tax and before Equity in Earnings of Investee	17,612	5,477
Equity in Earnings of Investee after Tax	788
Income from Continuing Operations after Tax (1)	18,400	5,477
Income from Discontinued Operations after Tax (1)		1,023
NET INCOME	$18,400	$6,500

(1) On October 8, 2002, Zenith completed the sale of its home-building business and related real estate assets in Las Vegas, Nevada which was operated by Perma-Bilt.  The results of the real estate business for the three months ended June 30, 2002 are presented as discontinued operations.

(2) Net premiums earned in the quarters ended June 30, 2003 and 2002 are net of $18.8  million and $6.5 million, respectively, of ceded premiums earned in connection with a 10% ceded quota share reinsurance agreement effective January 1, 2002 for policies effective on or after January 1, 2002.

(3) Realized gains in the second quarter of 2003 are principally comprised of realized gains on sale of available-for-sale debt securities. Net realized losses in the second quarter of 2002 are comprised of realized gains from sales of investments offset by $4.3 million before tax ($2.8 million after tax, or $0.15 per share) write down of Zenith’s investment in debt securities of WorldCom, Inc.

	Three Months Ended June 30,
(Dollars in thousands)	2003		2002
PROPERTY-CASUALTY UNDERWRITING:
Gross Premiums Written:
Workers’ Compensation:
California	$128,558	60.3%	$74,408	51.5%
Outside California	73,160	34.4%	60,490	41.9%
Total Workers’ Compensation	201,718	94.7%	134,898	93.4%
Reinsurance	11,365	5.3%	9,588	6.6%
	213,083	100.0%	144,486	100.0%
Net Premiums Written:
Workers’ Compensation:
California	111,524	59.9%	66,900	51.1%
Outside California	63,262	34.0%	54,457	41.6%
Total Workers’ Compensation (1)	174,786	93.9%	121,357	92.7%
Reinsurance	11,350	6.1%	9,537	7.3%
	186,136	100.0%	130,894	100.0%
Net Premiums Earned:
Workers’ Compensation:
California	107,162	57.8%	61,839	48.5%
Outside California	63,700	34.3%	55,273	43.3%
Total Workers’ Compensation (1)	170,862	92.1%	117,112	91.8%
Reinsurance	14,595	7.9%	10,418	8.2%
	185,457	100.0%	127,530	100.0%

Underwriting Income (Loss) before Tax/Combined Ratio
Workers’ Compensation	4,203	97.5%	(4,312)	103.7%
Reinsurance	1,992	86.4%	2,049	80.3%
	6,195	96.7%	(2,263)	101.8%
COMBINED LOSS AND EXPENSE RATIOS:
Workers’ Compensation:
Losses and Loss Adjustment Expenses (2)		71.6%		70.9%
Underwriting and Other Expenses (2)		25.9%		32.8%
Combined Ratio		97.5%		103.7%

Reinsurance:
Loss and Loss Adjustment Expenses		68.3%		54.7%
Underwriting and Other Expenses		18.1%		25.6%
Combined Ratio		86.4%		80.3%

Total:
Loss and Loss Adjustment Expenses (2)		71.3%		69.6%
Underwriting and Other Expenses (2)		25.4%		32.2%
Combined Ratio		96.7%		101.8%

(1) Premiums in 2003 and 2002 are net of $19.2 million and $8.9 million, respectively, of ceded premiums written and $18.8  million and $6.5 million, respectively, of ceded premiums earned in connection with a 10% ceded quota share reinsurance agreement effective January 1, 2002 for policies effective on or after January 1, 2002.

(2) Certain workers’ compensation operating expenses have been reclassified in prior periods to conform to the current presentation (see Page 8).

PROPERTY-CASUALTY UNDERWRITING:

In the second quarter of 2003, we re-assessed the allocation of certain of our general operating expenses to determine whether or not these expenses should be classified as relating to claims and loss adjustment or whether they should be classified as other operating expenses.  As a result, certain expenses that we would previously have classified as related to claims and loss adjustment in our workers’ compensation business are now classified as other operating expenses.  We have reclassified expenses in the prior periods presented to conform to this revised classification.  The reclassification of these expenses had no effect on net income for any of the periods presented herein.  The effect on prior periods presented herein is as follows:

	Three Month Ended	Six Months Ended June 30,
(Dollars in thousands)	June 30, 2002	2003	2002

Effect on Workers’ Compensation
Decrease in loss and loss adjustment expense incurred	$(4,595)	$(5,225)	$(9,434)
Increase in underwriting and other operating expenses	4,595	5,225	9,434
Net effect	$0	$0	$0

Effect on Workers’ Compensation ratios
Decrease in loss and loss adjustment expense incurred	-3.9%	-1.6%	-4.2%
Increase in underwriting and other operating expenses	3.9%	1.6%	4.2%
Net effect	0%	0%	0%

Effect on Total Company ratios:
Decrease in loss and loss adjustment expense incurred	-3.6%	-1.5%	-3.8%
Increase in underwriting and other operating expenses	3.6%	1.5%	3.8%
Net effect	0%	0%	0%